Exhibit 21.1
CARVER BANCORP, INC.
Subsidiaries of Registrant

	Ownership Percentage	State of Incorporation	Description
Carver Bancorp, Inc.		Delaware	Holding Company

Carver Federal Savings Bank	100%	New York	Federal Savings Bank
CSFB Credit Corp.	100%	New York	Inactive
CSFB Realty Corp.	100%	New York	Real Estate Holding Company
Carver Asset Corp.	100%	Delaware	Real Estate Investment Trust

Carver Community Development Corporation	100%	Delaware	Community Development
Sub CDE 1, LLC	*	Delaware	Lending Vehicle for NMTC
Sub CDE 2, LLC	*	Delaware	Lending Vehicle for NMTC
Sub CDE 3, LLC	*	Delaware	Lending Vehicle for NMTC
Sub CDE 4, LLC	*	Delaware	Lending Vehicle for NMTC
Sub CDE 5, LLC	*	Delaware	Lending Vehicle for NMTC
Sub CDE 6, LLC	*	Delaware	Lending Vehicle for NMTC
Sub CDE 7, LLC	*	Delaware	Lending Vehicle for NMTC
Sub CDE 8, LLC	*	Delaware	Lending Vehicle for NMTC
Sub CDE 9, LLC	*	Delaware	Lending Vehicle for NMTC
Sub CDE 10, LLC	*	Delaware	Lending Vehicle for NMTC
Sub CDE 11, LLC	*	Delaware	Lending Vehicle for NMTC
Sub CDE 12, LLC	*	Delaware	Lending Vehicle for NMTC
Sub CDE 13, LLC	00.00% [1,2]	Delaware	Lending Vehicle for NMTC
Sub CDE 14, LLC	00.00% [1,2]	Delaware	Lending Vehicle for NMTC
Sub CDE 15, LLC	00.00% [1,2]	Delaware	Lending Vehicle for NMTC
Sub CDE 16, LLC	00.00% [1,2]	Delaware	Lending Vehicle for NMTC
Sub CDE 17, LLC	00.00% [1,2]	Delaware	Lending Vehicle for NMTC
Sub CDE 18, LLC	00.00% [1,2]	Delaware	Lending Vehicle for NMTC
Sub CDE 19, LLC	00.00% [1,2]	Delaware	Lending Vehicle for NMTC
Sub CDE 20, LLC	00.00% [1,2]	Delaware	Lending Vehicle for NMTC
Sub CDE 21, LLC	00.00% [1,2]	Delaware	Lending Vehicle for NMTC
Sub CDE 22, LLC	99.00% [3]	Delaware	Inactive
Sub CDE 23, LLC	99.00% [3]	Delaware	Inactive
Sub CDE 24, LLC	99.00% [3]	Delaware	Inactive
Sub CDE 25, LLC	99.00% [3]	Delaware	Inactive

Alhambra Holdings Corp.	100%	Delaware	Inactive

* Entity has been dissolved as of March 31, 2016
(1) Also owned 0.01% by Carver Community Development Corporation
(2) 99.99% owned by an investment vehicle controlled by an investor unaffiliated with Carver. Carver may provide services for the investment vehicle
(3) Also owned 1.00% by Carver Community Development Corporation
In addition, Carver Bancorp, Inc. has created Carver Statutory Trust I to raise capital for its operations.